Exhibit 4
AMERICAN EXPRESS COMPANY
As Issuer
And
THE BANK OF NEW YORK MELLON
formerly known as The Bank of New York
As Trustee
SECOND SUPPLEMENTAL INDENTURE
dated as of May 1, 2023
to
THE SENIOR INDENTURE
dated as of August 1, 2007
SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of May 1, 2023, between AMERICAN EXPRESS COMPANY, a corporation duly organized and existing under the laws of New York (herein called the “Company”) having its principal office at 200 Vesey Street, New York, NY 10285, and THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York), a national banking association, as Trustee (herein called the “Trustee”).
WITNESSETH
WHEREAS, the Company and the Trustee have executed and delivered a Senior Indenture, dated as of August 1, 2007 (the “Original Indenture,”) and the First Supplemental Indenture, dated as of February 12, 2021 (the “First Supplemental Indenture,” and the Original Indenture, together with the First Supplemental Indenture and this Second Supplemental Indenture, the “Indenture”), providing for the issuance of the Company’s debentures, notes or other evidences of unsecured indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized by or pursuant to the authority granted in one or more resolutions of the Board of Directors.
WHEREAS, Section 11.01 of the Original Indenture provides that the Company, when authorized by or pursuant to the authority granted in a resolution of its Board of Directors, and the Trustee, at any time and from time to time, may, without consent of Holders, enter into one or more indentures supplemental thereto, in form satisfactory to the Trustee to add to, change or eliminate any of the provisions of the Indenture; provided, that any such addition, change or elimination shall not apply to any outstanding Security.
WHEREAS, this Second Supplemental Indenture will not apply to any outstanding Security because the amendments contained in this Second Supplemental Indenture will apply only to Securities of a series created pursuant to the Indenture on or after the date hereof.

WHEREAS, the Company desires, and has requested, the Trustee to join with it in entering into this Second Supplemental Indenture for the purpose of amending the Original Indenture in certain respects as permitted by Section 11.01 of the Original Indenture.
WHEREAS, the entry into this Second Supplemental Indenture, as required by Section 11 of the Original Indenture, has been authorized by a resolution of its Board of Directors.
WHEREAS, all actions required by the Company to be taken in order to make this Second Supplemental Indenture a valid and legally binding instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.
NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:
ARTICLE 1
DEFINITIONS
Section 101. Relation to Original Indenture.

(a)	This Second Supplemental Indenture shall constitute an integral part of the Original Indenture.
Section 102. Definitions. For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(a)	Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Original Indenture;
(b)	Terms defined both herein and in the Original Indenture shall have the meanings assigned to them herein.

ARTICLE 2
AMENDMENTS TO THE INDENTURE

For all Securities of a series created pursuant to the Original Indenture on or after the date hereof, the Original Indenture is hereby amended as follows:
Section 201. Amendment to Section 1.01. Section 1.01 of the Original Indenture is hereby amended by inserting the following new term immediately following the definition of “Corporation”

“‘Covenant Breach’ whenever used herein with respect to Securities of any series means such events as may be established with respect to the Securities of such series as contemplated by Section 3.01 hereof and any one of the following events, continued for the period of time, if any, and after the giving of notice, if any, designated herein or therein, as the case may be, unless the same is either not applicable to such series or is deleted or modified pursuant to the authority granted in the applicable Board Resolution or in the supplemental indenture under which such series of Securities is issued, as the case may be, as contemplated by Section 3.01 hereof:

(a)	default in the making or satisfaction of any sinking fund payment or analogous obligation when the same becomes due and payable by the terms of the Securities of such series; or
(b)	default in the performance, or breach, of any covenant or warranty of the Company in respect of the Securities of such series contained in this Indenture or in such Securities (other than a covenant or warranty in respect of the Securities of such series a default in whose performance or whose breach is elsewhere in Section 7.01 specifically dealt with) or established pursuant to the authority granted in the applicable Board Resolution or in the supplemental indenture under which such series of Securities is issued, as the case may be, as contemplated by Section 3.01 hereof, and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee for the Securities of such series, or to the Company and such Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a ‘Notice of Covenant Breach’ hereunder.
For the avoidance of doubt, a Covenant Breach shall not be an Event of Default with respect to any Security except to the extent otherwise specified as contemplated by Section 3.01 hereof with respect to such Security.”
Section 202. Amendment to Section 3.01. Section 3.01(o) of the Original Indenture is hereby amended by inserting “, Covenant Breach” after the phrase “Event of Default”.
Section 203. Amendment to Section 3.03. Section 3.03(c) of the Original Indenture is hereby amended by inserting “or Covenant Breach” after each occurrence of the phrase “Event of Default”.
Section 204. Amendment to Section 3.05. Section 3.05 of the Original Indenture is hereby amended by inserting “or Covenant Breach” after the phrase “Event of Default”.
Section 205. Amendment to Section 4.02. Section 4.02 of the Original Indenture is hereby amended by inserting “or Covenant Breach” after the phrase “Event of Default”.

Section 206. Amendment to Section 5.03. The first paragraph of Section 5.03 of the Original Indenture is hereby amended by inserting “or Covenant Breach” after the phrase “Event of Default”. The last paragraph of Section 5.03 of the Original Indenture shall be deleted, amended and restated in its entirety to read as follows:
“The Trustee shall not redeem any Securities of any series with sinking fund moneys or mail any notice of redemption of such Securities by operation of the sinking fund for such series during the continuance of a default in payment of interest on such Securities, any Event of Default or any Covenant Breach (other than a Covenant Breach occurring as a consequence of this Section 5.03) with respect to such Securities, except that if the notice of redemption of any such Securities shall theretofore have been mailed in accordance with the provisions hereof, the Trustee shall redeem such Securities if cash sufficient for that purpose shall be deposited with the Trustee for that purpose in accordance with the terms of this Article. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default, Event of Default or Covenant Breach shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such default, Event of Default or Covenant Breach, be held as security for the payment of such Securities; provided, however, that in case such Event of Default, Covenant Breach or default shall have been cured or waived as provided herein, such moneys shall thereafter be applied on the next sinking fund payment date for such Securities on which such moneys may be applied pursuant to the provisions of this Section 5.03.”
Section 207. Amendment to Section 7.01. The definition of “Events of Default” contained in Section 7.01 of the Original Indenture, as modified by the First Supplemental Indenture, is hereby amended by deleting Section 7.01 in its entirety and replacing it with the following, and references in the Indenture to “Events of Default” shall mean Events of Default as such term is so amended:
“‘Event of Default’ whenever used herein with respect to Securities of any series means such events as may be established with respect to the Securities of such series as contemplated by Section 3.01 hereof and any one of the following events, continued for the period of time, if any, and after the giving of notice, if any, designated herein or therein, as the case may be, unless the same is either not applicable to such series or is deleted or modified pursuant to the authority granted in the applicable Board Resolution or in the supplemental indenture under which such series of Securities is issued, as the case may be, as contemplated by Section 3.01 hereof:

(a)	default in the payment of any interest upon any Security of such series when the same becomes due and payable, and continuance of such default for a period of 30 days; or
(b)	default in the payment of all or any part of the principal of (or premium, if any, on) any Security of such series at its Maturity, and continuance of such default for a period of 30 days;
(c)	[Intentionally omitted];
(d)	[Intentionally omitted];
(e)	the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed, a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under Title 11 of the United States Code as now constituted or hereafter amended (the “Federal Bankruptcy Code”) or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;
(f)	[Intentionally omitted];
(g)	the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable Federal or State law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or
(h)	any other Event of Default provided in or pursuant to the authority granted in the applicable Board Resolution or in the supplemental indenture under which such series of Securities is issued, as the case may be, as contemplated by Section 3.01 hereof.”
Section 208. Amendment to Section 7.02. The first paragraph of Section 7.02 of the Original Indenture shall be amended by adding the following sentence at the end of such paragraph:

“For avoidance of doubt, the remedies available to the Trustee and the Holders include a right of acceleration only in the case of an Event of Default. There is no right of acceleration in the case of a Covenant Breach, unless such acceleration rights are granted specifically for such Securities as contemplated by Section 3.01.”
Section 209. Amendment to Section 7.03. Section 7.03 of the Original Indenture is hereby amended by inserting “or Covenant Breach” after the phrase “Event of Default” and Section 7.03(b) of the Original Indenture shall be deleted, amended and restated in its entirety to read as follows:
“(b) default is made in the payment of all or any part of the principal of (or premium, if any, on) any Security of any series at the Maturity thereof and such default continues for a period of 30 days, or”
Section 210. Amendment to Section 7.07. Section 7.07 of the Original Indenture is hereby amended by inserting “or Covenant Breach” after each occurrence of the phrase “Event of Default”.
Section 211. Amendment to Section 7.11. Section 7.11 of the Original Indenture is hereby amended by inserting “or Covenant Breach” after each occurrence of the phrase “Event of Default”.
Section 212. Amendment to Section 7.13. Section 7.13 of the Original Indenture is hereby amended by inserting “or Covenant Breach” after the phrase “Event of Default”.
Section 213. Amendment to Section 8.01. Section 8.01 of the Original Indenture is hereby amended by inserting “or Covenant Breach” after each occurrence of the phrase “Event of Default”.
Section 214. Amendment to Section 8.02. Section 8.02 of the Original Indenture is hereby amended by inserting “or Covenant Breach” after the phrase “Event of Default” and replacing “Section 7.01(d)” with “clause (b) in the definition of ‘Covenant Breach’”.
Section 215. Amendment to Section 8.03. Section 8.03(h) of the Original Indenture shall be deleted, amended and restated in its entirety to read as follows:
“except with respect to Section 12.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to covenants contained in Article 12. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default or Covenant Breach except (i) any default or Event of Default occurring pursuant to Sections 12.01, 7.01(a) or 7.01(b) or (ii) any default or Event of Default or Covenant Breach of which the Trustee shall have received written notification or obtained actual knowledge;”.
Section 216. Amendment to Section 10.01. Section 10.01 of the Original Indenture is hereby amended by inserting “or Covenant Breach” after each occurrence of the phrase “Event of Default”.

Section 217. Amendment to Section 11.01. Section 11.01(b) of the Original Indenture is hereby amended by replacing “covenants or Events of Default” with “covenants, Events of Default or Covenant Breaches”
ARTICLE 3
MISCELLANOUS
Section 301. Effect of Second Supplemental Indenture. Upon the execution and delivery of this Second Supplemental Indenture by each of the Company and the Trustee, the Original Indenture shall be supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes.
Section 302. Confirmation of Indenture. The Original Indenture, as supplemented and amended by the First Supplemental Indenture and by this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture, the First Supplemental Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument. This Second Supplemental Indenture constitutes an integral part of the Indenture. In the event of a conflict between the terms and conditions of the Original Indenture or the First Supplemental Indenture and the terms and conditions of this Second Supplemental Indenture, the terms and conditions of this Second Supplemental Indenture shall prevail.
Section 303. Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.
Section 304. Separability. In case any provision contained in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 305. Effect of Headings. The titles and headings of the articles and sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
Section 306. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Each party agrees that this Second Supplemental Indenture may be electronically or digitally signed, and that any such electronic or digital signatures appearing on this Second Supplemental Indenture are the same as handwritten signatures for the purposes of validity, enforceability and admissibility.
Section 307. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture. The statements and recitals herein are deemed to be those of the Company and not of the Trustee.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written

AMERICAN EXPRESS COMPANY
as Issuer
By:    /s/ Rosario Perez
    Name: Rosario Perez
    Title: Treasurer
THE BANK OF NEW YORK MELLON
as Trustee
By:    /s/ Stacey B. Poindexter
    Name: Stacey B. Poindexter
    Title: Vice President

[Signature Page for the Second Supplemental Indenture]